    As filed with the Securities and Exchange Commission on January 22, 1996
                                                 Registration No. 33-___________

--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                ____________


                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                                ____________


                            URANIUM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               75-2212772
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                         Identification Number)

               12750 MERIT DRIVE, SUITE 1020, DALLAS, TEXAS 75251
               --------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                ____________

               AMENDED AND RESTATED DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                                ____________

                                PAUL K. WILLMOTT
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
                            URANIUM RESOURCES, INC.
                         12750 MERIT DRIVE, SUITE 1020
                              DALLAS, TEXAS 75251
                           TELEPHONE:  (214) 387-7777
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

      ALFRED C. CHIDESTER                                THOMAS H. EHRLICH
       BAKER & HOSTETLER                              URANIUM RESOURCES, INC.
303 EAST 17TH AVENUE, SUITE 1100                   12750 MERIT DRIVE, SUITE 1020
    DENVER, COLORADO 80203                              DALLAS, TEXAS  75251
       (303) 764-4091                                      (214) 387-7777


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
   Title of securities         Amount to be          Proposed maximum           Proposed maximum                Amount of
    to be registered            registered          price per share(1)     aggregate offering price(1)     registration fee(2)
------------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $0.001 per share               104,000               $6.0375                    $627,900                      $217
------------------------------------------------------------------------------------------------------------------------------



(1) Calculated pursuant to Rule 457(h), based on an assumed exercise price of $6.0375 per share, which represents the average of the high and low prices of such securities reported in the consolidated reporting system on January 16, 1996.
(2) Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $627,900.

                     INFORMATION INCORPORATED BY REFERENCE


       1. Uranium Resources, Inc. (the "Registrant") has previously filed the following Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to the Amended and Restated Directors' Stock Option Plan (the "Plan"), the contents of which are incorporated herein by reference.

              (a) Registration Statement--File No. 33-52620 was filed on October 1, 1992, and relates to the 46,000 shares of the Registrant's Common Stock initially authorized for issuance upon exercise of stock options granted under the Plan.

       2. This Registration Statement relates to an additional 104,000 shares of Common Stock authorized for issuance under the Plan pursuant to an amendment thereto effective August 10, 1994.

                                   SIGNATURES


THE REGISTRANT

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of January, 1996.


                                    URANIUM RESOURCES, INC.


                                    By:   /s/ Paul K. Willmott
                                          --------------------------------------
                                              Paul K. Willmott
                                              Chairman, Chief Executive Officer
                                              and President


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and as of the date indicated.

                Signature                                            Title                                Date
                ---------                                            -----                                ----
/s/ Paul K. Willmott                                  Chairman of the Board, Chief Executive          January 22, 1996
---------------------------------------------         Officer and President
         Paul K. Willmott                             (Principal Executive Officer)

/s/ Leland O. Erdahl                                  Director                                        January 22, 1996
---------------------------------------------
         Leland O. Erdahl

/s/ George R. Ireland                                 Director                                        January 22, 1996
---------------------------------------------
         George R. Ireland


/s/ James B. Tompkins                                 Director                                        January 22, 1996
---------------------------------------------
         James B. Tompkins

/s/ Thomas H. Ehrlich                                 Vice President and Chief Financial              January 22, 1996
---------------------------------------------         Officier (Principal Financial Officer
         Thomas H. Ehrlich                            and Principal Accounting Officer)





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
                               INDEX TO EXHIBITS
                               -----------------

Exhibit                                                                                  Sequentially
Number                     Description                                                   Numbered Page
-------                    -----------                                                   -------------
  4.1        Amended and Restated Directors' Stock Option Plan.
  4.2        Article 4 of the Certificate of Incorporation of the Registrant
  5.1        Opinion of Baker & Hostetler.
  23.1       Consent of Arthur Andersen LLP.
  23.2       Consent of Baker & Hostetler - included in Exhibit 5.1.





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